EXHIBIT 32.1

               CERTIFICATION PURSUANT TO 10 U. S. C. SECTION 1350
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Form 10-QSB of Environmental Solutions Worldwide, Inc. (the "Company") for the quarterly period March 31, 2004 (the "Report"), John A. Donohoe, Jr., Chairman, Chief Executive Officer and President of the Company and Arthur V. Conover, III, Controller of the Company, each hereby certify, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1). To my knowledge, the Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ NITIN M. AMERSEY
---------------------------------------------
Nitin M. Amersey
Interim Chairman of the Board
May 13, 2004


/S/ DAVID J. JOHNSON
---------------------------------------------
David J. Johnson
Interim President and Chief Executive Officer
May 13, 2004


/S/ ARTHUR V. CONOVER, III
---------------------------------------------
Arthur V. Conover, III
Controller
May 13, 2004



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Environmental Solutions Worldwide, Inc. and will be retained by Environmental Solutions Worldwide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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